                                                            Exhibit (d)(1)

                         AGREEMENT AND PLAN OF MERGER

                                  DATED AS OF

                                 June 26, 2000

                                 BY AND AMONG

                                 KAPLAN, INC.

                           ODYSSEY ACQUISITION CORP.

                                      AND

                          QUEST EDUCATION CORPORATION

                               TABLE OF CONTENTS

                                                                                 Page
     RECITALS....................................................................   1

1.   THE TENDER OFFER............................................................   1
     1.1  The Offer..............................................................   1
     1.2  Company Action.........................................................   3
     1.3  Directors..............................................................   4

2.   THE MERGER..................................................................   5
     2.1  Merger.................................................................   5
     2.2  Conversion of Shares and Options.......................................   6
     2.3  Exchange of Certificates...............................................   7
     2.4  Dissenting Shares......................................................   7
     2.5  Certificate of Incorporation and Bylaws of the Surviving Corporation...   8
     2.6  Directors and Officers of the Surviving Corporation....................   8

3.   REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER..................   8
     3.1  Corporate Organization.................................................   9
     3.2  Authority..............................................................   9
     3.3  Consents And Approvals; No Violation...................................   9
     3.4  Financing..............................................................  10

4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................  10
     4.1  Corporate Organization.................................................  10
     4.2  Capitalization.........................................................  10
     4.3  Subsidiaries...........................................................  11
     4.4  Authority..............................................................  11
     4.5  Consents and Approvals; No Violation...................................  12
     4.6  Schedule 14D-9; Proxy or Information Statement; Schedule TO............  12
     4.7  Conduct of Business....................................................  13
     4.8  SEC Documents..........................................................  14
     4.9  Litigation.............................................................  15
     4.10 Labor Relations; Employees.............................................  15
     4.11 Certain Agreements and Employee Benefit Plans..........................  15

                               TABLE OF CONTENTS
                                  (continued)

                                                                                 Page
    4.12  Taxes..................................................................  17
    4.13  Absence of Certain Changes or Events...................................  18
    4.14  Properties.............................................................  19
    4.15  Intellectual Property..................................................  19
    4.16  Material Contracts.....................................................  20
    4.17  Company Stockholder Rights Plan........................................  20
    4.18  Fees...................................................................  20
    4.19  Business Combination Statute Inapplicable..............................  20
    4.20  Compliance with Laws...................................................  20

5.  COVENANTS....................................................................  25
    5.1  Conduct of Business of the Company......................................  25
    5.2  Stockholder Meeting; Proxy Material; Information Statement..............  27
    5.3  No Solicitation of Competing Transactions...............................  28
    5.4  Consents and Approvals..................................................  30
    5.5  Educational Approvals and Other Licenses................................  30
    5.6  Consents................................................................  30

6.  ADDITIONAL AGREEMENTS........................................................  31
    6.1  Access to Information...................................................  31
    6.2  Legal Conditions to Offer and Merger....................................  32
    6.3  Confidentiality Agreement...............................................  33
    6.4  Public Announcements....................................................  33
    6.5  Company Stock Option Plans..............................................  33
    6.6  Company Employee Stock Purchase Plan....................................  33
    6.7  Notice of Certain Events................................................  34
    6.8  Obligations of Purchaser................................................  34
    6.9  Voting of Shares........................................................  34
    6.10 Tender of Shares and Delivery of Proxies by Certain Stockholders........  34

7.  CONDITIONS...................................................................  35
    7.1  Conditions of Each Party's Obligation to Effect the Merger..............  35
    7.2  Conditions to the Obligations of the Company to Effect the Merger.......  35

                               TABLE OF CONTENTS
                                  (continued)

                                                                                 Page
8.   TERMINATION.................................................................  35
     8.1  Termination............................................................  35
     8.2  Effect of Termination..................................................  37
     8.3  Certain Payments to Purchaser..........................................  37
     8.4  Certain Payments to the Company........................................  37

9.   GENERAL PROVISIONS..........................................................  38
     9.1  Nonsurvival of Representations, Warranties and Agreements..............  38
     9.2  Amendments and Waivers.................................................  38
     9.3  Successors and Assigns.................................................  38
     9.4  Governing Law..........................................................  38
     9.5  Counterparts...........................................................  38
     9.6  Titles and Subtitles...................................................  38
     9.7  Notices................................................................  38
     9.8  Severability...........................................................  39
     9.9  Entire Agreement.......................................................  39
     9.10 Advice of Legal Counsel................................................  39

                         AGREEMENT AND PLAN OF MERGER

          This Agreement and Plan of Merger (the "Agreement"), dated as of June
                                                  ---------
26, 2000, is entered into by and among Kaplan, Inc., a Delaware corporation ("Parent"), Odyssey Acquisition Corp., a Delaware corporation and a wholly owned
  ------
subsidiary of Parent (the "Purchaser"), and Quest Education Corporation, a
                           ---------
Delaware corporation (the "Company").
                           -------

                                   RECITALS
                                   --------

          The respective Boards of Directors of the Company, Parent and the Purchaser have approved the acquisition of the Company by the Purchaser and, in furtherance of such acquisition, Parent proposes to cause the Purchaser to make a cash tender offer (the "Offer") for all of the outstanding shares of common
                          -----
stock, par value $0.01 per share (the "Common Stock"), of the Company (the
                                       ------------
"Shares") together with the associated preferred share purchase rights (the
 ------
"Rights") issued pursuant to the Rights Agreement, adopted on May 14, 1999 (the
 ------
"Rights Plan") between the Company and First Union National Bank, as Rights
 -----------
Agent, on the terms specified herein. The Board of Directors of the Company has approved the Offer and recommended that it be accepted by the stockholders of the Company. The Boards of Directors of the Company and the Purchaser deem it advisable and in the best interests of the stockholders of such corporations to effect the merger (the "Merger") of the Purchaser with and into the Company
                        ------
following the consummation of the Offer, all pursuant to this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL").
 ----

                                   AGREEMENT
                                   ---------

          The parties hereby agree as follows:

                                  SECTION ONE

1.   The Tender Offer.

     1.1  The Offer.
          ---------

          (a) Subject to the provisions of this Agreement and provided that
                                                              --------
nothing shall have occurred that could result in a failure to satisfy any of the conditions set forth in attached Exhibit A hereto, Parent shall cause the
                                 ---------
Purchaser to, as promptly as reasonably practicable after the date hereof, but in no event later than five (5) business days following the initial public announcement of the Purchaser's intention to commence the Offer, commence (within the meaning of Rule 14d-2(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), the Offer for all of the outstanding Shares
                 ------------
(and associated Rights) at a price of $18.35 per Share, net to the seller in cash, subject only (i) to a minimum of fifty one percent (51%) of the Shares (or such other number of Shares, when added to the number of Shares already owned by Parent, the Purchaser or any direct or indirect wholly owned Subsidiary (as defined in Section 1.3(a)) of Parent, as shall constitute a majority of the
           --------------
Company's Fully Diluted Shares (as defined in Section 4.2) (the "Minimum
                                              -----------        -------
Shares") being validly tendered and
------
not withdrawn prior to the expiration or termination of the Offer (the "Minimum
                                                                        -------
Share Condition") and (ii) to the other conditions to the Offer set forth in
---------------
Exhibit A. The Purchaser may at any time transfer or assign to one or more
---------
corporations directly or indirectly wholly owned by Parent the right to purchase all or any portion of the Shares tendered pursuant to the Offer (the "Tendered
                                                                      --------
Shares"), but no such assignment shall relieve the Purchaser of its
------
obligations hereunder. The Purchaser expressly reserves the right to waive any of the conditions to the Offer set forth in Exhibit A and to modify the terms
                                            ---------
and conditions of the Offer; provided, however, that, without the prior written
                             --------  -------
approval of the Company, the Purchaser shall not amend or modify the terms of the Offer to (i) reduce the cash price to be paid pursuant to the Offer, (ii) reduce the number of Shares as to which the Offer is made, (iii) change the form of consideration to be paid in the Offer, (iv) modify or waive the Minimum Share Condition, or (v) impose conditions to its obligation to accept for payment or pay for the Tendered Shares other than those set forth in Exhibit A.
                                                          ---------
Notwithstanding anything else in this Agreement to the contrary, without the consent of the Company, Purchaser shall have the right to extend the Offer beyond the initial expiration date of the Offer (which shall be twenty (20) business days following commencement of the Offer, the "Initial Expiration
                                                        ------------------
Date"), to August 1, 2000 in any event, and in the following events: (i) from
----
time to time if, at the Initial Expiration Date (or extended expiration date of the Offer, if applicable) any of the conditions to the Offer (other than the Minimum Share Condition to which this clause does not apply) shall not have been satisfied or waived, until such conditions are satisfied or waived; (ii) for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the Staff thereof applicable
                                         ---
to the Offer or any period required by applicable law; (iii) if all conditions to the Offer other than the Minimum Share Condition are satisfied or waived, but the Minimum Share Condition has not been satisfied, for one or more periods not to exceed ten (10) business days each (or an aggregate of thirty (30) business days for all such extensions; or (iv) if all of the conditions to the Offer are satisfied or waived but the number of shares of Company Common Stock validly tendered and not withdrawn is less than ninety percent (90%) of the then outstanding number of shares of Company Common Stock on a diluted basis, for an aggregate period not to exceed twenty (20) business days (for all such extensions); provided that Purchaser shall accept and promptly pay for all
             --------
securities tendered prior to the date of such extension and shall otherwise meet the requirements of Rule 14d-11 under the Exchange Act in connection with each such extension.

     (b) As soon as reasonably practicable on the date of commencement of the Offer, the Purchaser shall file with the SEC a Tender Offer Statement on Schedule TO (together with any amendments or supplements thereto, the "Schedule
                                                                       --------
TO") with respect to the Offer, which shall contain or shall incorporate by
--
reference an offer to purchase and a related letter of transmittal and summary advertisement (such Schedule TO and the documents included therein or incorporated therein by reference pursuant to which the Offer will be made, together with any supplements or amendments thereto (the "Offer Documents")).
                                                          ---------------
Parent and the Purchaser agree that the Offer Documents shall comply as to form in all material respects with the Exchange Act, and the rules and regulations promulgated thereunder, and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or the Purchaser with respect to information supplied by the Company or any of its representatives which is included in the Offer Documents. Each of Parent, the Purchaser and the Company agrees to correct promptly any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading, and each of Parent and the Purchaser further agrees to take all steps necessary to amend or supplement the Offer Documents and to cause the Offer Documents as so amended or supplemented to be filed with the SEC and to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review the Offer Documents and all amendments and supplements thereto prior to their filing with the SEC or dissemination to stockholders of the Company. Parent and the Purchaser agree to provide the Company and its counsel any comments Parent, the Purchaser or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

          (c) Subject to the terms and conditions of the Offer, the Purchaser will accept for payment all Shares validly tendered (and not properly withdrawn in accordance with the Offer Documents) prior to the date the Offer expires (the "Expiration Date") promptly after the occurrence of the Expiration Date;
 ---------------
provided that Purchaser shall accept and pay for all Shares which have been
--------
validly tendered and not withdrawn prior to the Initial Expiration Date promptly after the Initial Expiration Date. Purchaser shall pay for Shares which have been validly tendered and not withdrawn promptly following the acceptance of Shares for payment pursuant to the Offer. Notwithstanding the immediately preceding sentence and subject to applicable rules and regulations of the SEC and the terms of this Agreement, Purchaser expressly reserves the right to delay payment for Shares in order to comply in whole or in part with applicable laws.

     1.2  Company Action.
          --------------

          (a) The Company hereby approves of and consents to the Offer and represents that at a meeting duly called and held the Board of Directors of the Company has (i) approved and adopted this Agreement and the transactions contemplated hereby and determined that the Offer and the Merger are in the best interests of the Company and its stockholders and on terms that are fair to such stockholders, and (ii) recommended that the Company's stockholders accept the Offer and tender all of their Shares and associated Rights in connection therewith and, if required under the DGCL, approve this Agreement and the transactions contemplated hereby. The Company represents that its Board of Directors has received the written opinion of Donaldson Lufkin & Jenrette Securities Corporation that the consideration to be received by the Company's stockholders pursuant to each of the Offer and the Merger is fair to the Company's stockholders from a financial point of view, and that a complete and correct signed copy of such opinion will be delivered promptly following the date hereof by the Company to Parent.

          (b) As soon as reasonably practicable on the date of commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, as amended and supplemented from time to time, the "Schedule 14D-9") and shall mail
                                                 --------------
the Schedule 14D-9 to the stockholders
of the Company. Subject to the fiduciary duties of the Board of Directors as advised by counsel, the Offer Documents and the Schedule 14D-9 shall contain the recommendation of the Company's Board of Directors described in Section 1.2(a).
                                                                -------------
The Company agrees that the Schedule 14D-9 shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or the Purchaser or any of their respective representatives which is included in the Schedule 14D-9. Each of the Company, Parent and the Purchaser agrees to correct promptly any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading, and the Company further agrees to take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the
Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given a reasonable opportunity to review the Schedule 14D-9 and all amendments and supplements thereto prior to their filing with the SEC or dissemination to stockholders of the Company. The Company agrees to provide Parent and its counsel with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

          (c) In connection with the Offer, the Company shall cause its transfer agent to furnish the Purchaser or its designee promptly with mailing labels containing the names and addresses of the record holders of Common Stock as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of stockholders, security position listings and computer files and all other information in the Company's possession or control regarding the beneficial owners of Common Stock, and shall furnish to the Purchaser such information and assistance (including updated lists of stockholders, security position listings and computer files) as the Purchaser may reasonably request in communicating the Offer to the Company's stockholders. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, Parent and the Purchaser and their agents shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the other transactions contemplated hereby and, if this Agreement shall be terminated, will deliver, and will use their reasonable efforts to cause their agents to deliver, to the Company all copies of such information then in their possession or control.

     1.3  Directors.
          ---------

          (a) Promptly upon the purchase by the Purchaser of Shares in the Offer, and from time to time thereafter, the Purchaser shall be entitled to designate the number of directors, rounded up to the next whole number, on the Company's Board of Directors that equals the product of (i) the total number of directors on the Company's Board of Directors (giving effect to the election of any additional directors pursuant to this Section 1.3) and (ii)
                                                          -----------
the percentage that the number of Shares owned by the Purchaser, Parent and any direct or indirect wholly owned Subsidiary of Parent (including Shares purchased in the Offer) bears to the total number of Shares outstanding, and to effect the foregoing the Company shall upon request by the Purchaser, at Purchaser's election, either increase the number of directors comprising the Company's Board of Directors or seek and accept resignations of incumbent directors. The first date on which designees of the Purchaser shall constitute a majority of the Company's Board of Directors is referred to in this Agreement as the "Cut-Off
                                                                      -------
Date." At such times, the Company will cause individuals designated by the
----
Purchaser to constitute the same percentage as such individuals represent on the Company's Board of Directors of (x) each committee of the Board, (y) if requested by Parent each board of directors of each Subsidiary of the Company and (z) if requested by Parent each committee of each such board. As used in this Agreement, a "Subsidiary" of any other corporation means a corporation an
                   ----------
amount of whose voting securities sufficient to elect at least a majority of its Board of Directors is owned directly or indirectly by such other corporation.

          (b)  The Company shall promptly take all actions required pursuant to
Section 14(f) and Rule 14f-1 of the Exchange Act in order to fulfill its obligations under this Section 1.3 and shall include in the Schedule 14D-9 such
                       -----------
information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 to fulfill its obligations under this Section 1.3. The Purchaser will supply to the Company and be solely
     -----------
responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

          (c) Following the Cut-Off Date and prior to the Effective Time (as defined below), the Board of Directors of the Company shall have at least one director who is neither designated by the Purchaser, an employee of the Company or any of its Subsidiaries nor otherwise affiliated with the Purchaser (one or more of such directors, the "Independent Directors") and any amendment of this
                             ---------------------
Agreement or the Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries, any termination or amendment of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or the Purchaser or any exercise or waiver of any of the Company's rights hereunder, will require the concurrence of a majority of the Independent Directors.

                                  SECTION TWO

2.   The Merger.

     2.1  Merger.
          ------

          (a) At the Effective Time (as defined in subsection (b) below) and subject to the terms and conditions hereof and the provisions of the DGCL, the Purchaser will be merged with and into the Company in accordance with the DGCL, the separate existence of the Purchaser shall thereupon cease and the Company shall continue as the surviving corporation

(the "Surviving Corporation"). The Purchaser and the Company are sometimes
      ---------------------
hereinafter referred to collectively as the "Constituent Corporations."
                                             ------------------------

          (b) Subject to the terms and conditions hereof, the Merger shall be consummated as promptly as practicable after the expiration of the Offer and the Stockholders' Meeting (as defined in Section 5.2), if any, by duly filing an
                                     -----------
appropriate certificate of merger or certificate of ownership, as the case may be, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL. The Merger shall be effective at such time as the certificate of merger or certificate of ownership is duly filed with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time as is specified in the certificate of merger or certificate of ownership (the "Effective Time"). Prior to such filing, a closing shall take
                --------------
place at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, NY 10103, or at such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver of the conditions contained in Section Seven hereof.
-------------

          (c) The separate corporate existence of the Company, as the Surviving Corporation, with all its purposes, objects, rights, privileges, powers, certificates and franchises, shall continue unimpaired by the Merger. The Surviving Corporation shall succeed to all the properties and assets of the Constituent Corporations and to all debts, choses in action and other interests due or belonging to the Constituent Corporations and shall be subject to, and responsible for, all the debts, liabilities and duties of the Constituent Corporations with the effect set forth in Section 259 of the DGCL.

     2.2  Conversion of Shares and Options.
          --------------------------------

          (a) At the Effective Time and by virtue of the Merger and without any action on the part of the holders of the capital stock of the Constituent
Corporations:

               (i) Each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares to be canceled pursuant to subsection (b) below and (ii) Dissenting Shares (as defined in Section 2.4)) shall be converted
                                                -----------
into the right to receive in cash an amount per Share equal to the highest price paid per Share pursuant to the Offer (the "Merger Price");
                                           ------------

               (ii) Each Share held in the treasury of the Company and each Share owned by Parent, the Purchaser or the Company, or by any direct or indirect wholly owned Subsidiary of any of them, shall be canceled and retired without payment of any consideration therefor; and

               (iii) Each share of Common Stock, par value $0.01 per share, of the Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, par value $0.01 per share, of the Surviving Corporation.

          (b)  The Options shall be converted in the manner described in Section
                                                                         -------
               6.5.
               ---

     2.3  Exchange of Certificates.
          ------------------------

          (a) From and after the Effective Time, a bank or trust company to be designated by Parent with the concurrence of the Company shall act as exchange agent (the "Exchange Agent") in effecting the exchange of the Merger Price for
            --------------
certificates which prior to the Effective Time represented Shares and which as of the Effective Time represent the right to receive the Merger Price (the "Certificates"). Promptly after the Effective Time, the Exchange Agent shall
 ------------
mail to each record holder of Certificates a form of letter of transmittal and instructions for use in surrendering such Certificates and receiving the Merger Price therefor in a form approved by Parent and the Company. Upon the surrender of each Certificate and the issuance and delivery by the Exchange Agent of the Merger Price for the Shares represented thereby in exchange therefor, the Certificate shall forthwith be canceled. Until so surrendered and exchanged, each Certificate shall represent solely the right to receive the Merger Price for the Shares represented thereby, without any interest thereon. Upon the surrender and exchange of such an outstanding Certificate, the holder thereof shall receive the Merger Price multiplied by the number of Shares represented by such Certificate, without any interest thereon. If any cash is to be paid to a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition to such payment or exchange that the person requesting such payment or exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of such cash to a name other than that of the registered holder of the Certificate surrendered, or such person shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Certificates for any part of the Merger Price payments made to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (b) Promptly following the sixth month after the Effective Time, the Exchange Agent shall return to the Surviving Corporation all cash relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Price for such Shares, without any interest thereon, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under applicable law. At and after the Effective Time, holders of Certificates shall cease to have any rights as stockholders of the Company except for the right to surrender such Certificates in exchange for the Merger Price for such Shares or to perfect their right to receive payment for their Shares pursuant to Section 262 of the DGCL and Section
                                                                         -------
2.4 below, and there shall be no transfers on the stock transfer books of the
---
Company or the Surviving Corporation of any Shares that were outstanding immediately prior to the Merger.

     2.4  Dissenting Shares.
          -----------------

          (a)  Notwithstanding the provisions of Section 2.2 or any other
                                                 -----------
provision of this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and are held by stockholders who have not voted such Shares in favor of the approval and adoption of this Agreement and who shall have properly demanded appraisal of such Shares in accordance with Section 262 of the DGCL ("Dissenting
                                                                      ----------
Shares") shall not be converted into the right to receive the Merger Price at
------
the Effective Time, unless and until the holder of such Dissenting Shares shall have failed to perfect or shall have effectively withdrawn or lost such right to appraisal and payment under the DGCL. If a holder of Dissenting Shares (a "Dissenting Stockholder") shall have so failed to perfect or shall have
 ----------------------
effectively withdrawn or lost such right to appraisal and payment, then, as of the Effective Time or the occurrence of such event, whichever last occurs, such Dissenting Shares shall be converted into and represent solely the right to receive the Merger Price, without any interest thereon, as provided in Section
                                                                       -------
2.2.
---

          (b) The Company shall give Parent (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to Section 262 of the DGCL received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Section 262 of the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands.

     2.5  Certificate of Incorporation and Bylaws of the Surviving Corporation.
          --------------------------------------------------------------------

          (a) At the Effective Time the Certificate of Incorporation of the Purchaser, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided,
                                                                  --------
however, that Article I of the Certificate of Incorporation of the Surviving
-------
Corporation shall be amended to read as follows: "The name of the corporation is Quest Education Corporation."

          (b) The Bylaws of the Purchaser, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation or such Bylaws.

     2.6  Directors and Officers of the Surviving Corporation.  At the Effective
          ---------------------------------------------------
Time, the directors of the Purchaser immediately prior to the Effective Time shall become the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation, until the next annual stockholders' meeting of the Surviving Corporation and until their successors shall be duly elected or appointed and shall duly qualify. At the Effective Time, the officers of the Company immediately prior to the Effective Time shall become the officers of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

                                 SECTION THREE

3. Representations and Warranties of Parent and the Purchaser. Parent and the Purchaser hereby jointly and severally represent and warrant to the Company that, except as and to the extent set forth in a Disclosure Schedule delivered to the Company on or prior to the date hereof setting forth additional exceptions specified therein to the representations and warranties contained in this Section Three, which Disclosure Schedule shall identify
                  -------------
exceptions by specific Section references:

     3.1  Corporate Organization.
          ----------------------

          (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has not engaged in any business since it was incorporated other than in connection with the transactions contemplated by this Agreement. Parent owns all of the outstanding capital stock of the Purchaser.

     3.2  Authority.  Each of Parent and the Purchaser has the full corporate
          ---------
power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the respective Boards of Directors of Parent and the Purchaser and no other corporate proceedings on the part of Parent or the Purchaser are necessary to consummate the transactions so contemplated (other than, with respect to the Merger, the filing and recordation of the appropriate merger documents as required by the
DGCL). This Agreement has been duly executed and delivered by each of Parent and the Purchaser and, assuming the due authorization, execution and delivery thereof by the Company, constitutes a valid and binding obligation of each of Parent and the Purchaser, enforceable against such parties in accordance with its terms.

     3.3  Consents And Approvals; No Violation.  Neither the execution and
          ------------------------------------
delivery of this Agreement by Parent and the Purchaser nor the consummation by Parent and the Purchaser of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of their respective Certificates of Incorporation or Bylaws, or (ii) assuming compliance with the matters referred to in clause (iii) below, constitute a default (or an event which, with notice or lapse of time or both, could constitute a default) under, or give rise to a right of termination, cancellation or acceleration of any obligation contained in or to the loss of a benefit under, or result in the creation of any lien or other encumbrance upon any of the properties or assets of Parent or the Purchaser under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease agreement or other agreement, instrument, obligation, permit, concession, franchise, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or the Purchaser, or to which either of them or any of their respective properties or assets may be subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances, which, individually or in the aggregate, will not have a material adverse effect on Parent and its Subsidiaries taken as a whole, or
(iii) require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission or other governmental or regulatory authority or instrumentality, domestic or foreign, including Educational Agencies (a "Governmental Entity"), except (A) pursuant to
                                   -------------------
the Exchange Act, (B) filing a certificate of merger or certificate of ownership, as the case may be, pursuant to the

DGCL, (C) filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the termination of the waiting
                              -------
periods thereunder, (D) consents, approvals, authorizations, permits, filings or notifications which if not obtained or made will not, individually or in the aggregate, have a material adverse effect on Parent and its Subsidiaries taken as a whole or prevent or materially delay consummation of the Offer or the Merger, or (E) the approval of or notice to any Educational Agency with jurisdiction over Company or Schools for the consummation of the transactions contemplated by this Agreement and the transfer of ownership of Schools to Purchaser.

     3.4  Financing.  The Purchaser has or will have, prior to the expiration of
          ---------
the Offer and the Effective Time of the Merger, sufficient cash or cash-equivalent funds available to purchase all of the Shares outstanding in the Offer and the Merger.

                                 SECTION FOUR

4.   Representations and Warranties of the Company.  The Company hereby
     ---------------------------------------------
represents and warrants to Parent and the Purchaser that, except as and to the extent set forth in a Disclosure Schedule delivered to Parent on or prior to the date hereof setting forth additional exceptions specified therein to the representations and warranties contained in this Section Four, which Company
                                                 ------------
Disclosure Schedule shall identify exceptions by specific Section references:

     4.1  Corporate Organization.  The Company is a corporation duly organized,
          ----------------------
validly existing and in good standing under the laws of the State of Delaware and the Subsidiaries of the Company are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and the Company and its Subsidiaries have the requisite corporate power and authority and all necessary governmental approvals to own or lease and operate their properties and assets and to carry on their businesses as they are now being conducted, and are duly qualified or licensed as foreign corporations to do business and are in good standing in each jurisdiction in which the nature of the businesses conducted by them or the character or location of the properties owned or leased by them makes such qualification or licensing necessary, except where the failure to be so organized, existing, in good standing, qualified or licensed could not have a Material Adverse Effect. As used herein, the term "Material Adverse Effect" means any change,
                          -----------------------
circumstance or effect that, individually or in the aggregate, is or is reasonably likely to be materially adverse to (i) the business, operations, properties, prospects, financial condition, assets or liabilities (including, without limitation, contingent liabilities) of the Company and the Subsidiaries taken as a whole, (ii) the ability of the Company to consummate the transactions contemplated hereby, or (iii) the ability of the Surviving Corporation to conduct the business of the Company after the Effective Time in substantially the manner currently being conducted by the Company.

     4.2  Capitalization.  The authorized capital stock of the Company consists
          --------------
of 15,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.
As of the close of business on June 26, 2000, 7,964,283 shares of Common Stock were issued and outstanding, 1,335,580 shares of Common Stock were reserved for issuance upon the exercise of outstanding options to acquire shares of Common Stock ("Stock Options"), 56,998 shares of Common Stock
        -------------
were reserved for issuance upon the exercise of outstanding warrants to acquire shares of Common Stock ("Warrants"), no shares of Common Stock were held by the
                         --------
Company in its treasury and 200,000 shares of Common Stock were reserved for issuance under the Company's 1998 employee stock purchase plan (the "Stock
                                                                     -----
Purchase Plan") and no shares of Preferred Stock were issued and outstanding.
-------------
The number of issued and outstanding shares of Common Stock at any time taken together with the number of shares of Common Stock reserved for issuance upon the exercise of outstanding Stock Options and Warrants at such time is referred to herein as the "Fully Diluted Shares." All of the issued and outstanding
                  --------------------
shares of Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which the Company or its assets is bound. Except as disclosed in this Section 4.2 and Section 4.2 of the Company Disclosure Schedule, there are
     -----------     -----------
no shares of capital stock of the Company issued or outstanding, and, except for the Stock Options, the Rights and rights to purchase shares of Common Stock under the Stock Purchase Plan, there are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character (including, without limitation, rights which will or could become exercisable as a result of this Agreement or any transaction contemplated hereby) relating to the issued or unissued capital stock or other securities of the Company obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or obligating the Company to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment. There are no voting trusts or other agreements or understandings to which the Company or any Subsidiary of the Company is a party with respect to the voting of the capital stock of the Company or such Subsidiary.

     4.3  Subsidiaries.  The Subsidiaries of the Company are listed on Section
          ------------                                                 -------
4.3 of the Company Disclosure Schedule.  All of the outstanding shares of
---
capital stock of each Subsidiary of the Company are validly issued, fully paid and nonassessable and are owned by the Company or a wholly owned Subsidiary of the Company, free and clear of all liens (except as set forth in Section 4.3 of
                                                                 -----------
the Company Disclosure Schedule), claims or encumbrances. There are no existing subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any Subsidiary of the Company obligating any such Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of any Subsidiary of the Company or obligating any Subsidiary of the Company to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment. Except as disclosed in Section 4.3 of the Company
                                                 -----------
Disclosure Schedule, the Company does not own, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     4.4  Authority.  The Company has the full corporate power and authority to
          ---------
enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of the

Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement by the stockholders of the Company if and to the extent required by applicable law, and the filing and recordation of the appropriate merger documents as required by the DGCL). Neither the Certificate of Incorporation or the Bylaws of the Company require a supermajority stockholder approval of the Merger. This Agreement has been duly executed and delivered by, and, assuming the due authorization, execution and delivery thereof by Parent and the Purchaser, constitutes a valid and binding obligation of, the Company, enforceable against the Company in accordance with its terms.

     4.5  Consents and Approvals; No Violation.  Except as set forth in Section
          ------------------------------------                          -------
4.5 of the Company Disclosure Schedule, neither the execution and delivery of
---
this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach or violation of any provision of the Certificate of Incorporation or Bylaws (or other comparable organizational documents) of the Company or any Subsidiary of the Company, or (ii) constitute a default (or an event which, with notice or lapse of time or both, could constitute a default) under, or give rise to a right of termination, cancellation or acceleration of any obligation contained in or to the loss of a benefit under, or result in the creation of any lien or other encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any such Subsidiary or to which they or any of their respective properties or assets may be subject, except for such violations, conflicts, breaches, terminations, accelerations or creations of liens or other encumbrances, which will not have a Material Adverse Effect, or (iii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (A) pursuant to the Exchange Act, (B) filing a certificate of merger pursuant to the DGCL, (C) filings under the HSR Act and the termination of the waiting periods thereunder, (D) consents, approvals, authorizations, permits, filings or notifications which if not obtained or made will not have a Material Adverse Effect or prevent or materially delay consummation of the Offer or the Merger, or (E) the approval of or notice to any Educational Agency with jurisdiction over Company or Schools for the consummation of the transactions contemplated by this Agreement and the transfer of ownership of Schools to Purchaser.

     4.6  Schedule 14D-9; Proxy or Information Statement; Schedule TO.  Neither
          -----------------------------------------------------------
the Schedule 14D-9 nor any information supplied by the Company for inclusion in the Schedule TO will, at the respective times the Schedule 14D-9 and the Schedule TO are filed with the SEC and first published, sent or given to the Company's stockholders, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If the DGCL shall require a Stockholders' Meeting (as defined in Section 5.2 below) to be convened in connection with the Merger, the
           -----------
proxy statement to be provided to stockholders of the Company in connection with the Stockholders' Meeting (together with the amendments thereof and supplements thereto, the "Proxy Statement") and all
                                                 ---------------
amendments thereof and supplements thereto shall, and if the DGCL shall not require a Stockholders' Meeting to be convened in connection with the Merger, the information statement to be provided to stockholders of the Company in connection with the Merger (together with the amendments thereof and supplements thereto, the "Information Statement") shall, comply as to form in all material
              ---------------------
respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and shall not, at the time of (i) first mailing thereof or (ii) in the case of the Proxy Statement, the Stockholders' Meeting to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that (x) no representation is made by the Company with respect to information supplied in writing by Parent or any affiliates or representatives of Parent or the Purchaser for inclusion in the Proxy Statement or Information Statement, as the case may be, and (y) no representation is made with respect to a Proxy Statement or Information Statement, as the case may be, prepared by the Company and provided to the Company's stockholders at any time following the Cut-Off Date.

     4.7  Conduct of Business.
          -------------------

          (a) The businesses of the Company and its Subsidiaries are not being conducted in default or violation of (i) their respective charters or bylaws, or
(ii) except as set forth in Section 4.7(a) of the Company Disclosure Schedule,
                            --------------
any material term, condition or provision of any note, bond, mortgage, indenture, deed of trust, lease, material agreement, or other material instrument or obligation of any kind to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound, or (iii) any federal, state, local or foreign statue, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company or any of its Subsidiaries, the failure to comply with which could have a material adverse effect on the Company or any of its Subsidiaries, except as set forth in Section
                                                                         -------
4.7(a) of the Company Disclosure Schedule.
-----

          (b) The Company, each of its Subsidiaries and each of the Schools have all licenses, permits, orders or approvals of, and have made all required registrations with, all Governmental Entities (other than the Licenses, which are addressed in Section 4.20), that are required for the conduct of the
                 ------------
business of each of the Schools (collectively, "Permits"). Except as publicly
                                                -------
disclosed by the Company in its SEC Documents (as defined below) and except for matters which are not material or which may be cured in the ordinary course of business without material expense, (i) all Permits are in full force and effect;
(ii) no material violations are or have been recorded in respect of any Permit; and (iii) no proceeding is pending or, to the Company's knowledge, threatened to revoke or limit any Permit.

     (c) Neither the Company nor any of its Subsidiaries has received any written communication from a Governmental Entity that alleges that the Company or any Subsidiary of the Company is not in compliance with any Environmental Law (as defined below). The

Company has no knowledge of any environmental materials or information, including on-site or off-site disposal or releases of Hazardous Materials (as defined below) the presence, disposal or release of which is not in compliance with Environmental Law. As used in this Agreement, the term "Environmental
                                                             -------------
Laws" means any applicable treaties, laws, regulations, enforceable
----
requirements, orders, decrees or judgments issued, promulgated or entered into by any Governmental Entity, which relate to (A) pollution or protection of the environment or (B) the generation, storage, use, handling, disposal or transportation of or exposure to Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Resource Conservation
                                  -- ---     ------
and Recovery Act, as amended, 42 U.S.C.  Section 6901 et seq., the Federal Water
                                                      -- ---
Pollution Control Act, as amended, 33 U.S.C.  Section 1251 et seq., the Clean
                                                           -- ---
Air Act of 1970, as amended, 42 U.S.C.  Section 7401 et seq., the Toxic
                                                     -- ---
Substances Control Act of 1976, 15 U.S.C.  Section 2601 et seq., the Hazardous
                                                        -- ---
Materials Transportation Act, 49 U.S.C.  Section 1801 et seq., and any similar
                                                      -- ---
or implementing state or local law, and all amendments or regulations promulgated thereunder. As used in this Agreement, the term "Hazardous
                                                              ---------
Materials" means all explosive or regulated radioactive materials or substances,
---------
biological hazards, genotoxic or mutagenic hazards, hazardous or toxic substances, medical wastes or other wastes or chemicals, petroleum or petroleum distillates, asbestos or asbestos-containing materials, and all other materials or chemicals regulated pursuant to any Environmental Law, including materials listed in 49 C.F.R. Section 172.101 and materials defined as hazardous pursuant to Section 101(14) of CERCLA.

     4.8  SEC Documents.  The Company has filed all required reports, schedules,
          -------------
forms, statements and other documents with the SEC since January 1, 1996 (the

"SEC Documents").  As of their respective dates, the SEC Documents complied in
--------------
all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the
              --------------
rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and, at the time of filing, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by the applicable form under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and their consolidated statements of operations, stockholders' equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which were and are not expected to have a Material Adverse Effect). Except as and to the extent set forth on the consolidated balance sheet of the Company and the Subsidiaries as at March 31, 2000, including the notes thereto, neither the Company nor any Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether required to be reflected on a balance sheet or not), except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since

March 31, 2000 which in the aggregate could not reasonably be expected to have a Material Adverse Effect. The Company has heretofore made available to Parent complete and correct copies of all of the SEC Documents and all amendments and modifications thereto, as well as, to the extent any shall exist, all material amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

     4.9   Litigation.  Except as set forth in Section 4.9 of the Company
           ----------                          -----------
Disclosure Schedule, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries.

     4.10  Labor Relations; Employees.
           --------------------------

               (i) Neither the Company nor any of its Subsidiaries is, directly or indirectly, a party to or bound by any collective bargaining agreement;

               (ii) No collective bargaining agreement is currently being negotiated by the Company or its Subsidiaries; and

               (iii) To the knowledge of the Company, no representation question exists respecting the employees of the Company or its Subsidiaries.

     4.11  Certain Agreements and Employee Benefit Plans.
           ---------------------------------------------

           (a) Except as set forth in Section 4.11 of the Company Disclosure
                                      ------------
Schedule, neither the Company nor any of its Subsidiaries is a party to any written (i) employment, severance, collective bargaining or consulting agreement not terminable on 60 days' or less notice without penalty, (ii) agreement with any officer or other key employee of the Company or any Subsidiary of the Company (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any Subsidiary of the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee extending for a period longer than one year, (C) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee regardless of the reason for such termination of employment, or (D) providing for performance based compensation, (iii) agreement, plan or arrangement under which any person may receive payments subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or (iv) agreement or plan,
                                       ----
including, without limitation, any stock option plan (other than the Stock Option Plans, the Rights Plan and the Stock Purchase Plan), stock appreciation right plan, restricted stock plan or stock purchase plan, the benefits of which would be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          (b) Section 4.11(b) of the Company Disclosure Schedule contains a true
              ---------------
and complete summary or list of, or otherwise describes (i) all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock
                                   -----
purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligations which are material in amount and which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Subsidiary and (ii) each employee benefit plan for which the Company or any Subsidiary could incur liability under
Section 4069 of ERISA, in the event such plan were terminated, or under Section 4212(c) of ERISA, or in respect of which the Company or any Subsidiary remains secondarily liable under Section 4204 of ERISA (collectively, the "Material
                                                                   --------
Plans").  Each Material Plan is in writing and the Company has previously made
-----
available to Parent a true and complete copy of each Material Plan and a true and complete copy of each material document prepared in connection with each such Material Plan including, without limitation: (i) a copy of each trust or other funding arrangement, (ii) the most current summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iv) the most recently received IRS
                  ---
determination letter for each such Material Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Material Plan. Neither the Company nor any Subsidiary has any express or implied commitment (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual, or (iii) to modify, change or terminate any Material Plan, other than with respect to a modification, change or termination required by ERISA or the Code. To the extent applicable, the Material Plans comply with the requirements of ERISA and the Code, and any Material Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and has been so qualified during the period from its adoption to date. No Material Plan is covered by Title IV of ERISA or
Section 412 of the Code. Neither the Company, its Subsidiaries nor any officer or director of the Company or any of its Subsidiaries has incurred any liability or penalty under Sections 4975 through 4980 of the Code or Title I of ERISA. To the knowledge of the Company, each Material Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Material Plans. There are no pending or anticipated claims against or otherwise involving any of the Material Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Material Plan activities) has been brought, or to the knowledge of the Company is threatened, against or with respect to any such Material Plan. All material contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Material Plans have been made or accrued.

          (c) Section 4.11(c) of the Company Disclosure Schedule contains a true
              ---------------
and correct list of each person who holds any Stock Option as of the date hereof, together with (i) the number of shares of Common Stock subject to such Stock Option, (ii) the date of grant of such Stock Option, (iii) the extent to which such Stock Option is currently vested or scheduled to vest, (iv) the exercise price of such Stock Option, (v) whether such Stock Option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and
                                                                   ---
(vi) the expiration date of such Stock Option. Section 4.11(c) of the Company
                                               ---------------
Disclosure Schedule also sets forth the aggregate number of ISO's and nonqualified Stock Options outstanding as of the date hereof.

          (d) Section 4.11(d) of the Company Disclosure Schedule contains a true
              ---------------
and correct list of each person who holds any Warrants as of the date hereof, together with (i) the number of shares of Common Stock subject to such Warrant,
(ii) the date of grant of such Warrant, (iii) the extent to which such Warrant is currently vested or scheduled to vest; (iv) the exercise price of such Warrant, and (v) the expiration date of such Warrant. Section 4.11(d) of the
                                                       --------------
Company Disclosure Schedule also sets forth the aggregate number of Warrants outstanding as of the date hereof.

     4.12  Taxes.
           -----

          (a) The Company and its Subsidiaries (i) except as set forth in
Section 4.12(a) of the Company Disclosure Schedule, have filed when due (taking
---------------
into account extensions) with the appropriate federal, state, local, foreign and other governmental agencies, all tax returns, estimates and reports required to be filed by it, (ii) either paid when due and payable or established adequate reserves or otherwise accrued all requisite federal, state, local or foreign taxes, levies, imposts, duties, licenses and registration fees and charges of any nature whatsoever, and unemployment and social security taxes and income tax withholding, including interest and penalties thereon ("Taxes") and there are
                                                        -----
and will be no tax deficiencies claimed in writing and received by the Company or its Subsidiaries in respect of any period preceding the Effective Time that, in the aggregate, could result in any tax liability in excess of the amount of the reserves or accruals, and (iii) have established or will establish in accordance with its normal accounting practices and procedures accruals and reserves that, in the aggregate, are adequate for the payment of all Taxes not yet due and payable and attributable to any period preceding the Effective Time.

          (b) No taxes, interest, penalties, assessments or deficiencies have been threatened or claimed in a writing and received by the Company or any of its Subsidiaries by any taxing authority in respect of any tax returns filed by the Company and its Subsidiaries (or any predecessor corporations). Neither the Company nor any of its Subsidiaries (nor any predecessor corporation) have executed or filed with the IRS or any other taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes. Neither the Company nor any of its Subsidiaries is currently being audited by any taxing authority or have received notice of a proposed audit pertaining to Taxes. There are no tax liens on any assets of the Company or any affiliate, except for Taxes not yet due and payable. The accruals and reserves for taxes reflected in the consolidated balance sheet of the Company and the Subsidiaries as at March 31, 2000 are in all material respects adequate to cover all Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles.

          (c) The Company neither is a party to, is bound by, nor has any obligation under any tax sharing or similar agreement.

          (d) Neither the Company nor any of its Subsidiaries is required or could be required as a result of the transactions contemplated hereby, to include in income (i) any amount in respect of any adjustment under Section 481 of the Code, (ii) any deferred intercompany transaction, or (iii) any installment sale gain, where the inclusion in income could result in a tax liability materially in excess of the reserves therefor. Neither the Company nor any of its Subsidiaries has given a consent under Section 341(f) of the Code. Neither the Company nor any of its Subsidiaries is, or has been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

          (e) Neither the Company nor any of its Subsidiaries is a party to any agreement, contract or arrangement that may result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code by reason of the consummation of the Offer or the Merger, determined without regard to Section 280G(b)(4) of the Code. No acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the regulations under Section 83 of the Code will occur in connection with the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries is or has been subject to any accumulated earnings tax or personal holding company tax. Neither the Company nor any of its Subsidiaries owns stock in (i) a passive foreign investment company within the meaning of Section 1296 of the Code or (ii) a controlled foreign corporation within the meaning of Section 957 of the Code. Neither the Company nor any of its Subsidiaries is obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for federal income tax purposes could be affected by the transactions contemplated hereunder. Neither the Company nor any of its Subsidiaries has an unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code or has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code. Neither the Company nor any of its Subsidiaries owns any property of a character the transfer of which could give rise to (x) a revaluation of such property for purposes of any Ad Valorem or similar tax, or (y) any documentary, stamp or other transfer tax. Neither the Company nor any of its Subsidiaries has an "excess loss account" for purposes of the Treasury Regulations promulgated under Section 1502 of the Code.

     4.13  Absence of Certain Changes or Events.  Except as set forth in Section
           ------------------------------------                          -------
4.13 of the Company Disclosure Schedule, since March 31, 2000, except as
----
contemplated by this Agreement or disclosed in any SEC Document filed since March 31, 2000 and prior to the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been (i) any damage, destruction or loss, whether covered by insurance or not, having or which, insofar as reasonably can be foreseen, in the future could have a Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to Common Stock, or any redemption, purchase or other acquisition of any of its securities, (iii) any change in the business, operations, properties, prospects, financial condition, assets or liabilities (including, without limitation, contingent liabilities) of the Company or any Subsidiary which could have a Material Adverse Effect, (iv) any labor dispute, other than routine matters, none of which is material to the Company and its Subsidiaries taken as a whole, (v) any entry into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business consistent with past practice, (vi) any change by the Company in its accounting methods, principles or practices, (vii) any revaluation by the Company of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice, or (viii) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of the Company or any Subsidiary, except in the ordinary course of business consistent with past practice.

     4.14 Properties.  All of the properties and assets owned by the Company and
          ----------
each of its Subsidiaries are owned by each of them, respectively, free and clear of any lien, claim, encumbrance or restriction of any nature whatsoever, except as disclosed in Item 2 of Part 1 of the Form 10-K filed by the Company with the SEC on June 26, 2000 (a "Lien"), and except for Liens which could not
                          ----
reasonably be expected to materially impair the value of any School, Building, or educational offering of the Company. The Company and its Subsidiaries have good and marketable title subject to no Liens, other than those permitted under this Section 4.14, to all of the properties and assets necessary for the conduct
     ------------
of their business.

     4.15 Intellectual Property.  The Company and the Subsidiaries own or
          ---------------------
possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held or intended as of the date hereof by management of the Company to be used by the Company or any Subsidiary in, and all such intellectual property necessary in the conduct of, the business of the Company and the Subsidiaries as currently conducted or as contemplated to be conducted as of the date hereof by management of the Company (except for the contemplated distance learning business), and there are no other items of intellectual property that are material to the Company or any Subsidiary or the business of the Company and the Subsidiaries. The Company is unaware of any assertion or claim challenging the validity of any of the foregoing. The conduct of the business of the Company and the Subsidiaries as currently conducted and as contemplated to be conducted as of the date hereof by management of the Company does not and will not conflict in any way with any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark or copyright of any third party, and neither the Company nor any Subsidiary has received any claim or written notice from any person to such effect. To the knowledge of the Company, there are no infringements of any proprietary rights owned by or licensed by or to the Company or any Subsidiary. Neither the Company nor any Subsidiary has licensed or otherwise permitted the use by any third party of any proprietary information on terms or in a manner which could reasonably be expected to have a Material Adverse Effect.

     4.16  Material Contracts.  All contracts, leases and other agreements to
           ------------------
which the Company or any of its Subsidiaries are a party that is required to be filed as Exhibits to the SEC Documents and any other agreement with respect to which a default by the Company could have a Material Adverse Effect (the "Material Contracts") have been filed (to the extent required) as Exhibits to
 ------------------
the SEC Documents, and (i) each Material Contract is in full force and effect except as the same may have expired in accordance with its terms; (ii) neither the Company nor any of its Subsidiaries has received any written assertion of default under any Material Contract; and (iii) neither the Company nor any of its Subsidiaries reasonably expects or has received any notice related to any termination or material change to, or proposal with respect to, any of the Material Contracts as a result of the transactions contemplated by this Agreement. As of the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by any non-competition agreements or any other agreements or arrangements that limit or otherwise restrict the Company or any of its Subsidiaries or any of their respective affiliates or any successor thereto, or that could, after the Effective Time limit or restrict Purchaser or any of its affiliates (including the Surviving Corporation) or any successor thereto, from engaging or competing in any line of business or in any geographic area.

     4.17  Company Stockholder Rights Plan.  The Board of Directors of the
           -------------------------------
Company has amended the Rights Plan in accordance with its terms to render it inapplicable to the Offer, the Merger and the transactions contemplated hereby. The Company has delivered to Parent a true and correct copy of the Rights Plan, as amended, in effect as of execution and delivery of this Agreement.

     4.18  Fees.  Except for the fees payable by the Company to Donaldson Lufkin
           ----
& Jenrette Securities Corporation described in an engagement letter dated July 30, 1997, a complete and correct copy of which has been provided to Parent, neither the Company nor any of its Subsidiaries has paid or will become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby.

     4.19  Business Combination Statute Inapplicable.  As of the date hereof and
           -----------------------------------------
pursuant to Section 203(a)(1) of the DGCL, the restrictions contained in Section 203 of the DGCL are, and at all times on or prior to the Effective Time such restrictions shall be, inapplicable to the Offer, the Merger and the transactions contemplated by this Agreement. The Company has heretofore delivered to Parent a complete and correct copy of the resolutions of the Board of Directors of the Company to the effect that pursuant to Section 203(a)(1) of the DGCL the restrictions contained in Section 203 of the DGCL are and shall be inapplicable to the Offer, the Merger and the transactions contemplated by this Agreement.

     4.20  Compliance with Laws.
           --------------------

     (a)  General.  Except as set forth in Section 4.20(a) of the Company
          -------
Disclosure Schedule, Company, each Subsidiary and each School is not and has not been in violation of, and the business of the Company and each Subsidiary has been and is being conducted in accordance with, all federal, state, municipal, foreign and other laws, regulations, orders, Accrediting Body standards and other requirements applicable thereto, including, but not limited to, the provisions of Title IV, any regulations implementing or relating to Title IV, and any laws, regulations, orders, Accrediting Body standards or requirements related to or administered by any Educational Agency (collectively, "Education
                                                                     ---------
Laws"), the failure to comply with which could, individually or in the
----
aggregate, have a material adverse effect on any School or the Company.

     (b)  Licenses.  Set forth in Section 4.20(b) of the Company Disclosure
          --------                ---------------
Schedule is an accurate and complete list of all Educational Approvals held or used by the Company, any Subsidiary or any School (collectively, the "Licenses"). Each of the Licenses has been duly obtained, is valid and in full
 --------
force and effect, and is not subject to any pending or, to our knowledge, threatened proceeding to revoke, cancel or declare such License invalid or to limit such License in a manner which could, individually or in the aggregate, have a materially adverse effect on any School or the Company. Each of the Licenses is sufficient in all material respects to permit the continued lawful conduct of the business in the manner now conducted by the Company and each Subsidiary and School. Neither the Company, any Subsidiary nor any School is in default in any material respect with respect to any of the Licenses, and no event has occurred which constitutes, or with due notice or lapse of time or both may constitute, a material default by Company or any School under any License.

     (c)  Educational Approvals.
          ---------------------

          (i) Each School is certified by the DOE as an eligible institution under Title IV and is a party to, and in compliance in all material respects with, a valid program participation agreement with the DOE. Neither the Company nor any School has received notice that any Educational Approval will not be renewed and there is no basis for non-renewal.

          (ii) The Company has received and maintained without interruption all Educational Approvals material to each School's operations and receipt of all Financial Assistance since July 1, 1995 during the Company's period of ownership of such School.

          (iii) There exists no fact, circumstance, act or omission with respect to the present or prospective financial condition, business or operations of the Company, any Subsidiary or any School (except as may solely relate to the Purchaser or Parent) that could serve as a basis to revoke, deny, withdraw, terminate, suspend, condition or limit any Educational Approval for the Company, any School or any consents or approvals of Education Agencies necessary to permit the transaction to be consummated and ownership of the Company and the Schools transferred to Purchaser without forfeiture or material impairment of any Educational Approval, including any consent or approval required to be obtained after the first date on which Purchaser owns a majority of the Shares (the "Change of Ownership Date").

          (iv)  Except as set forth in Section 4.20(c)(iv) of the Company's
                                       -------------------
Disclosure Schedule, since July 1, 1996, neither the Company nor any School has received any notice with respect to any alleged violation of any Education Law with respect to any School, including with respect to recruitment, sales and marketing activities, or the terms of any program participation agreement to which the Company (including any School) is or was a party, the failure to comply with which could cause, individually or in the aggregate, a material adverse effect on any School or the Company.

        (v) No person who exercises substantial control over the Company, any School or any Subsidiary (as the term "substantial control" is defined under 34 C.F.R. (S) 600.30) or any member or members of that person's family, alone or together, exercises or, since July 1, 1994 has exercised, substantial control over another post-secondary institution, other than the Schools, or a third-party servicer. Since July 1, 1994, none of the Company, any Subsidiary, any School or the chief executive officer of the Company, any Subsidiary or the School has been found guilty of a crime involving the acquisition, use, or expenditure of funds under the Title IV Programs or has been judicially determined to have committed fraud involving funds under the Title IV Programs. Neither the Company, any Subsidiary, nor any School, nor any affiliate of the Company, any Subsidiary or any School, that has the power, by contract or ownership interest, to direct or cause the direction of the management of policies of any School, has ever filed for relief in bankruptcy or had entered against it an order for relief in bankruptcy. To the knowledge of the Company, no School employs or, since July 1, 1994 has employed, any individual or entity in a capacity that involves the administration or receipt of funds under the Title IV Programs, or contracted with any institution or third-party servicer, which has been terminated under the Title IV Programs for a reason involving the acquisition, use, or expenditure of federal, state, or local government funds, or has been convicted of, or has pled nolo contendere or guilty to, a crime involving the acquisition, use or expenditure of federal, state, or local government funds, or has been administratively or judicially determined to have committed fraud or any other material violation of law involving federal, state, or local government funds.

        (vi) No post-secondary institution other than the Schools (whether or not participating in the Title IV Programs) or any third-party servicer (as that term is defined at 34 C.F.R. (S) 668.2) is, or, since July 1, 1997 has been, administered commonly, jointly or in conjunction with the Company, any Subsidiary or any School. No other institution or organization of any sort provides, or, since July 1, 1997 has provided, any educational instruction on behalf of the Company or any School. Neither the Company nor any School provides, or since July 1, 1997, has provided, any educational instruction on behalf of any other institution or organization of any sort.

        (vii) Except as set forth in Section 4.20(c)(vii) of the Company's
                                     --------------------
Disclosure Schedule, no School currently contracts with a third-party servicer (as that term is defined in 34 C.F.R. (S) 668.2) to provide any services in connection with the processing or administration of the School's administration of any form of Financial Assistance.

          (d)  Financial Assistance Programs.
               -----------------------------

               (i) The Company and each School has complied with the limitation on the receipt of Title IV Program funding under the "85/15 Rule" codified at 34 C.F.R. (S) 600.5(d) for the three fiscal years ending on or before March 31, 1998, and under the "90/10 Rule" codified at 34 C.F.R. (S) 600.5(d) and amended by section 102(b)(1)(F) of Public Law No. 105-244 (Higher Education Amendments of 1998) for the two fiscal years ending on or before March 31, 2000.

               (ii) The Company and each School satisfied the standards of financial responsibility in accordance with (i) 34 C.F.R. (S) 668.15 or 34 C.F.R. (S) 668.171-.174 for the fiscal year ending March 31, 1998, and (ii) 34 C.F.R. (S) 668.171.-.174 for the fiscal years ending March 31, 1999 and March 31, 2000.

               (iii) Except as set forth in Section 4.20(d)(iii) of the
                                            --------------------
Company's Disclosure Schedule, since January 1, 1998, neither the Company nor any School has received notice from the DOE or any other Educational Agency that the Company or any School lacked financial responsibility or administrative capability for any period under the Education Laws or standards in effect in such period or was required to post a letter of credit or other form of surety for any reason, including any request for a letter of credit based on late refunds pursuant to 34 C.F.R. (S) 668.173, 34 C.F.R. (S) 668.15 or any predecessor regulation.

               (iv)  Section 4.20(d)(iv) of the Company's Disclosure Schedule
                     -------------------
includes a correct and complete list of each School's official, published cohort default rates for Federal Family Education Loan Program loans or Federal Direct Loan Program loans for the federal fiscal years ending September 30, 1995, September 30, 1996, and September 30, 1997, respectively, and each School's draft cohort default rate for Federal Family Education Loan Program loans or Federal Direct Loan Program loans for the federal fiscal year ending September 30, 1998.

               (v) To the Company's knowledge, since July 1, 1994, the Company and each School has complied in all material respects with all Education Laws concerning the provision of commissions, bonuses, or other incentive payments to admissions representatives, agents, and other Persons engaged in any student recruiting or admission activities or in making decisions regarding the awarding of Title IV Program funds for or on behalf of the Company or any School.

          (e)  Certain Definitions. For the purposes of this Agreement the
               -------------------
following terms shall have the indicated meanings:

     ABHES shall mean the Accrediting Bureau of Health Education Schools.

     ACICS shall mean the Accrediting Council for Independent Colleges and Schools.

     Accrediting Body shall mean any entity or organization, whether governmental, government-chartered, private or quasi-private, which engages in the granting or withholding of accreditation of private post-secondary schools or of educational programs provided by such Schools in accordance with standards and requirements relating to the performance, operations, financial condition and/or academic standards of such schools including, without limitation, ABHES, ACICS, ACCSCT, NEASC, NCA and SACS.

     ACCSCT shall mean the Accrediting Commission of Career Schools and Colleges of Technology.

     Consents shall mean all consents, permits, or approvals of Educational Agencies necessary to permit the transaction to be consummated lawfully in accordance with this Agreement, without forfeiture or material impairment of any Educational Approval, including any such consent, permit, or approval required to be obtained after the Change of Ownership Date.

     DOE shall mean the United States Department of Education and any successor agency administering student financial assistance under Title IV.

     DOE Approval Notice shall mean a program participation agreement, including a provisional program participation agreement, issued to a School, and as executed by the DOE, in conjunction with an accurate Eligibility and Certification Approval Report (but not including a TPPPA), that does not include any condition that could materially impair the School's operations, other than a requirement that the School (a) post a letter of credit based solely on Purchaser's financial condition, (b) meet deadlines to file for a recertification, (c) satisfy precertification training requirements, or (d) accept any requirement that appears under the heading "Special Requirements for Substantial Changes Made During Term of Provisional Certification".

     Educational Agency shall mean any Person, entity or organization, whether governmental, government chartered, tribal, private, or quasi-private, that engages in granting or withholding Educational Approvals for and regulates private post-secondary schools in accordance with standards relating to the performance, operation, financial condition, or academic standards of such schools, and the provision of Financial Assistance by and to such schools, including, without limitation, state authorizing and licensing agencies, any Accrediting Body, the DOE and any student loan guaranty agency.

     Educational Approval shall mean any license, permit, authorization, certification, agreement, accreditation, or similar approval material to the operations of a School issued by any Educational Agency to the Company (including any Subsidiary or School).

     Financial Assistance shall mean any form of student financial assistance, grants or loans, including Title IV Program funding.

     Licenses shall have the meaning set forth in Section 4.20(b).
                                                  ---------------

     NCA shall mean the North Central Association of Colleges and Schools.

     NEASC shall mean the New England Association of Schools and Colleges.

     SACS shall mean the Commission on Colleges of the Southern Association of Colleges and Schools.

     Schools shall mean the main campus, together with the campuses that are additional locations of that main campus, as designated by the DOE and owned by the Company or any Subsidiary of the Company.

     Title IV shall mean Chapter 28, Subchapter IV of the Higher Education Act of 1965, as amended, 20 U.S.C. (S) 1070, et seq., and any amendments or successor statutes thereto.

     Title IV Program shall mean any program of student financial assistance administered pursuant to Title IV.

     TPPPA shall mean means a temporary provisional program participation agreement executed by the DOE and issued to a School following the Change of Ownership Date for an interim period allowing the DOE's further review of the School's application for the DOE Approval Notice.

                                  SECTION FIVE

5.   Covenants.

     5.1  Conduct of Business of the Company.  Except as contemplated by this
          ----------------------------------
Agreement, during the period commencing on the date of this Agreement and continuing until the Cut-Off Date or until the termination of this Agreement in accordance with its terms, the Company and each of its Subsidiaries shall conduct its operations in the ordinary and usual course consistent with past practice, and the Company and its Subsidiaries will each endeavor to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relations with suppliers, contractors, distributors, licensors, licensees, customers and others having business relationships with it. Without limiting the generality of the foregoing and except as provided in this Agreement, prior to the Cut-Off Date, neither the Company nor any of its Subsidiaries shall directly or indirectly do, or propose to do, any of the following, without the prior written consent of
Parent:

          (a) Declare or pay any dividends on or make any other distribution in respect of any of the capital stock of the Company;

          (b) Split, combine or reclassify any of the capital stock of the Company or issue or authorize any other securities in respect of, in lieu of or in substitution for, shares of the capital stock of the Company or repurchase, redeem or otherwise acquire any shares of the capital stock of the Company;

          (c) Issue, deliver, encumber, sell or purchase any shares of the capital stock of the Company or any securities convertible into, or rights, warrants, options or other rights of any kind to acquire, any such shares of capital stock, other convertible securities or any other ownership interest (including, without limitation, any phantom interest) (other than the issuance of Common Stock upon the exercise of outstanding Stock Options, in compliance with the Stock Purchase Plan stock purchases to be made on June 30, 2000, and upon the exercise of outstanding warrants for Company Common Stock ("Warrants")); provided that the occurrence of
                                    --------     --------
a separation of the Rights under the Rights Plan, and the related issuance of shares of Company Common Stock to the Company's stockholders thereunder shall not be deemed a breach of this Agreement to the extent that (i) the occurrence of such separation occurred as a result of an unsolicited acquisition of Company Common Stock by a third party, and (ii) such acquisition did not occur as a result of the Company breaching Section 5.3 hereof;
                                -----------

          (d) Amend or otherwise change its Certificate of Incorporation or Bylaws (or other comparable organizational document), or amend the Rights Plan or reduce the Rights issued thereunder;

          (e) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

          (f) Sell, lease or otherwise dispose of any of its assets, other than in the ordinary course of business consistent with its past practices, except as set forth in Section 5.1(f) of the Company Disclosure Schedule;
             -------------

          (g) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or any Subsidiary of the Company or guarantee any debt securities of others, other than in the ordinary course of business consistent with past practice;

          (h) Enter into any contract or agreement other than in the ordinary course of business consistent with past practice;

          (i) Authorize any single capital expenditure which is in excess of $50,000 or capital expenditures which are, in the aggregate, in excess of $500,000 for the Company and the Subsidiaries taken as a whole;

          (j) Increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practices in salaries or wages of employees of the Company or any Subsidiary who are not officers of the Company, or, except in the ordinary course of business, grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or any Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

          (k) Take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to cash management, the payment of accounts payable and the collection of accounts receivable);

          (l) Make any tax election or settle or compromise any material federal, state, local or foreign income tax liability, or execute or file with the IRS or any other taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes;

          (m) Pay, discharge, satisfy, settle or compromise any suit, claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Company's consolidated balance sheet dated as of March 31, 2000, as filed by the Company with the SEC in its Annual Report on Form 10-K for its fiscal year ended March 31, 2000, litigation or claims set forth in Section 4.9 of the Company Disclosure Schedule, or subsequently
         -----------
incurred in the ordinary course of business and consistent with past practice;
or

          (n) Take any action that could result in any of the representations and warranties of the Company set forth in this Agreement becoming untrue in any material respect or in any of the conditions to the Offer or any of the conditions to the Merger set forth in Section Seven not being satisfied.
                                      -------------

     5.2  Stockholder Meeting; Proxy Material; Information Statement.
          ----------------------------------------------------------

          (a) If this Agreement is required by the DGCL to be approved by the Company's stockholders, then the Company shall cause a meeting of its stockholders (the "Stockholders' Meeting") to be duly called and held as soon as
                   ---------------------
reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the transactions contemplated hereby. The Board of Directors of the Company shall, subject to their fiduciary duties as advised by counsel, recommend approval and adoption of this Agreement and the Merger by the Company's stockholders. In connection with such meeting, the Company (i) shall promptly prepare and file with the SEC, use all reasonable efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as practicable the Proxy Statement and all other proxy materials for such meeting,
(ii) shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent promptly copies of all correspondence between the Company or any representative of the Company and the SEC, (iii) shall give Parent and its counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give Parent and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC, (iv) shall, subject to the fiduciary duties of its Board of Directors as advised by counsel, use all reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and (v) shall otherwise comply with all legal requirements applicable to such meeting.

          (b) Notwithstanding the foregoing, in the event that Purchaser shall acquire at least 90% of the then outstanding Shares, the parties hereto agree, at the request of Purchaser, subject to Section Seven, to take all necessary and
                                        -------------
appropriate action, including the preparation and mailing of the Information Statement, to cause the Merger to become effective, in accordance with Section 253 of the DGCL, as soon as reasonably practicable after such acquisition, without a meeting of the stockholders of the Company.

     5.3  No Solicitation of Competing Transactions.
          -----------------------------------------

          (a) The Company and its affiliates shall, and shall cause their respective officers, directors, employees, representatives and agents to, immediately cease any discussions or negotiations with any parties with respect to any Competing Transaction (as defined below) and shall seek to have returned to the Company any confidential information that has been provided in any such discussions or negotiations. Neither the Company nor any Subsidiary shall, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or intentionally encourage (including by way of furnishing non-public information or assistance), or take any other action to intentionally facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of the Company or any investment banker, financial advisor, attorney, accountant or other agent or representative of the Company to take any such Action; provided, however, that nothing contained in this Section 5.3 shall
        --------  -------                                 -----------
prohibit the Board of Directors of the Company, before the consummation (or, if the Offer is consummated and extended, the initial consummation) of the Offer, from (i) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited, bona fide written proposal to acquire the Company pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that, (A) the Board of Directors of the Company determines in good faith (after consultation with its financial advisor) that the proposal would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by this Agreement, (B) the Board of Directors of the Company further determines in good faith after consultation with its financial adviser and outside counsel that the proposal is as likely to be consummated, taking into account the legal, financial, regulatory, and other aspects of such proposal, as the transactions contemplated hereby, and, after consultation with its outside counsel, that the failure to do so would cause the Board of Directors of the Company to breach its fiduciary duties to the Company or its stockholders under applicable law (any such proposal, a "Superior Proposal"),
                                                         -----------------
(C) no information is so furnished, and no such discussions or negotiations are held, prior to the execution by the receiving party and the Company of a confidentiality agreement on terms no less favorable to the Company than those contained in the Confidentiality Agreement (as defined in Section 6.3 below),
                                                          -----------
and (D) such
actions are not in violation of this Agreement, or (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer.

          (b) The Company shall notify Parent promptly if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made and shall, in any such notice to Parent indicate in reasonable detail the identity of the person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact, and shall advise Parent from time to time of the status and any material developments concerning the same. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party (except to the extent necessary to permit such third party to deliver a Superior Proposal).

          (c) Except as provided in the following sentence, neither the Company nor the Company's Board of Directors (the "Board") shall withdraw or modify in a
                                           -----
manner adverse to Parent or Purchaser, or propose to withdraw or modify in a manner adverse to Parent or Purchaser, or fail at Parent's request to reaffirm, the approval by such Board of this Agreement, the Offer or the Merger or the favorable recommendation of the Board with respect thereto. The foregoing notwithstanding, in the event that, after the Company has received a bona fide written proposal for a Competing Transaction that is a Superior Proposal that is made after the date hereof, and that is not solicited in violation of this Agreement, the Board determines (based on the advice of its outside counsel), prior to the consummation (or, if the Offer is consummated and extended, the initial consummation) of the Offer, that the failure to take such actions would be a breach of its fiduciary duties to the Company's stockholders under applicable law, then the Board may (x) withdraw or modify its approval or recommendation of this Agreement, the Offer or the Merger and disclose to the Company's stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or otherwise make disclosure to them, or (y) approve or recommend such a Competing Transaction that is a Superior Proposal; provided, however, that in no event may the Board take either such action
--------  -------
earlier than the second full business day following Parent's receipt of written notice of the intention of the Board to do so.

          (d) The Company and the Board shall not (i) redeem the Rights under the Rights Plan, or waive or amend any provision of the Rights Plan, in any such case to permit or facilitate the consummation of any Competing Transaction or Superior Proposal, or (ii) enter into any agreement with respect to, or otherwise approve or recommend to stockholders, or publicly propose to approve or recommend, any Superior Proposal or Competing Transaction, unless this Agreement has been terminated in accordance with its terms.

          (e) The Company shall not release any third party from the confidentiality provisions of any agreement to which the Company is a party.

          (f) For purposes of this Agreement, a "Competing Transaction" shall
                                                 ---------------------
mean any of the following involving the Company: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of more than 25% of the assets of the Company in a single transaction or series of transactions; (iii) any tender offer or exchange offer for more than 25% of the Shares or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) having been formed which beneficially owns or has the right to acquire beneficial ownership of, more than 25% of the Shares.

     5.4  Consents and Approvals.  Company shall use its best efforts to obtain
          ----------------------
as expeditiously as possible all necessary permits, consents, waivers, approvals, agreements, orders and authorizations of all Governmental Entities and other persons or entities required to be obtained by such party hereto in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by such party, including, but not limited to, the best efforts of Company to file applications with the DOE as soon as practicable before the expected Change of Ownership Date.

     5.5  Educational Approvals and Other Licenses.
          ----------------------------------------

          (a) The Company shall prosecute with due diligence and full consultation with Purchaser any applications to any Governmental Entity necessary for the operation of the Schools before and after the Change of Ownership Date. The Company will as promptly as practicable provide Purchaser with complete copies of all letters, applications, or other documents submitted to or received from any Governmental Entity with respect to any Educational Approval or License. All applications or other documents to be submitted by the Company to any Governmental Entity in connection with the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby or thereby shall be subject to the prior review, comment and approval of Purchaser.

          (b) The Company shall not cause or permit, by any act or failure to act, any Educational Approval or other License to expire or to be revoked, suspended, or modified, or take any action that could reasonably be expected to cause any Educational Agency or other Governmental Entity to institute proceedings for the suspension, revocation, or adverse modification of any of any Educational Approval or other License, except as could not have a material adverse effect on the Company or any School and except as set forth in Section
                                                                       -------
5.5(b) of the Company Disclosure Schedule. The Company will promptly provide
-----
Purchaser with complete copies of all letters, applications, or other documents submitted to or received from any Governmental Entity with respect to any Educational Approval or other License, including, wherever possible, drafts of letters, applications, and other documents to be submitted to any Educational Agency or Governmental Entity.

     5.6  Consents.
          --------

          (a) The Company will promptly and regularly advise Purchaser concerning the occurrence and status of any discussions or other communications, whether oral or written, with any Educational Agency, other Governmental Entity or other third party with respect to any Consent, including any difficulties or delays experienced in obtaining any Consent and of any conditions proposed, considered, or requested for any Consent.

          (b) Purchaser will cooperate with the Company in their efforts to obtain any Consents, but, with the exception of any conditions arising solely from an action, an omission, or the condition, financial or otherwise, of Purchaser or its direct or indirect stockholders, Purchaser will not be required
(1) to make any expenditure or payment of funds or to give any other consideration in order to obtain any Consent, or (2) to permit any adverse changes in, or the imposition of any adverse condition to, any Educational Approval or other License as a condition to obtaining any Consent. Such cooperation shall include Purchaser's cooperation in timely filing applications and other documents (including applications and other documents filed prior to the Change of Ownership Date) necessary to obtain any Consent or Educational Approval.

          (c) The Company will provide advance notice to and allow Purchaser and its agents and representatives to participate in any meetings or telephone calls with any Educational Agency or Governmental Entity to discuss the status of any Consent. The Company acknowledges and agrees that Purchaser, Parent and their agents and representatives have the right to initiate contacts with Educational Agencies (including by telephone or in meetings) with respect to the Company, the Subsidiaries and the Schools, and Purchaser and Parent agree to provide advance notice to and allow the Company and its agents and representatives to participate in any such meetings or telephone calls.

          (d) The Company will ensure that its appropriate officers and employees shall be available to attend, as any Governmental Entity may reasonably request, any scheduled hearings or meetings in connection with obtaining any Consent.


                                  SECTION SIX
6.   Additional Agreements.

     6.1  Access to Information.
          ---------------------

          (a) Between the date of this Agreement and the Cut-Off Date, the Company and its Subsidiaries will promptly afford to Parent and its authorized representatives for the transactions contemplated hereby and the authorized representatives of such parties and persons providing or committing to provide Parent or the Purchaser financing for the transactions contemplated hereby, access at all reasonable times to the officers, employees, agents, properties, offices and all other facilities, books and records of the Company and its Subsidiaries as Parent may reasonably request. Additionally, the Company will promptly permit Parent and its authorized representatives for the transactions contemplated hereby, and the authorized representatives of such parties and persons providing or committing to provide Parent or the Purchaser financing for the transactions contemplated hereby to make such inspections of the Company and its operations at all reasonable times as it may reasonably require and will cause its officers, employees and agents, and those of its Subsidiaries to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as Parent may from time to time request. No investigation pursuant to this Section
                                                                         -------
6.1 shall affect any representation or warranty in this Agreement of any party
---
hereto or any condition to the obligations of the parties hereto.

          (b) Between the date hereof and the Effective Time, the Company shall furnish to Parent, within twenty-five (25) business days after the end of each calendar month (commencing with June 2000), an unaudited balance sheet of the Company as of the end of the such month, and the related statements of earnings, stockholders' equity; and, within twenty-five (25) business days after the end of each calendar quarter, cash flows for the quarter then ended, each prepared in accordance with generally accepted accounting principles in conformity with the practices consistently applied by the Company with respect to its monthly financial statements. All the foregoing shall be in accordance with the books and records of the Company and shall fairly present its financial position (taking into account the differences between the monthly and quarterly statements prepared by such party in conformity with its past practices) as of the last day of the period then ended.

     6.2  Legal Conditions to Offer and Merger.
          ------------------------------------

          (a) The Company will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on the Company with respect to the Offer and the Merger (including furnishing all information required under the HSR Act, subject to the limitations set forth in clause (b) of Exhibit A) and will take all reasonable actions necessary to cooperate
   ---------
promptly with and furnish information to the Purchaser or Parent in connection with any such requirements imposed upon the Purchaser or Parent in connection with the Offer and the Merger. The Company will take, and will cause its Subsidiaries to take, all reasonable actions necessary to obtain (and will take all reasonable actions necessary to cooperate promptly with the Purchaser and Parent in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by the Company or any of its Subsidiaries (or by the Purchaser or Parent) in connection with the Offer or the Merger or the taking of any action contemplated thereby or by this Agreement. In addition to the foregoing, subject to clause (b) of Exhibit A, prior to the Effective Time, the parties
                         ---------
shall take, or cause to be taken, all such actions as may be necessary or appropriate in order to effectuate, as expeditiously as practicable, the Offer and the Merger and the other transactions contemplated by this Agreement, including any necessary consents and waivers.

          (b)  Subject to clause (b) of Exhibit A, the Purchaser and Parent
                                        ---------
will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the Offer and the Merger (including furnishing all information required under the HSR Act) and will take all reasonable actions necessary to cooperate promptly with and furnish information to the Company in connection with any such requirements imposed upon the Company or any Subsidiary of the Company in connection with the Offer and the Merger. The Purchaser and Parent will take all reasonable actions necessary to obtain (and will take all reasonable actions necessary to cooperate promptly with the Company and its Subsidiaries in obtaining) any consent, authorization, order or approval of, or exemption by, any Governmental Entity, or other third party, required to be obtained or made by the Purchaser or Parent (or by the Company or any of its Subsidiaries) in connection with the Offer or the Merger or the taking of any action contemplated thereby or by this Agreement.

     6.3  Confidentiality Agreement.  The Company and Parent acknowledge that
          -------------------------
the existing confidentiality agreement between such parties (the
"Confidentiality Agreement") shall remain in full force and effect at all times
--------------------------
prior to the Effective Time and after any termination of this Agreement, and such parties agree to comply with the terms of such Agreement.

     6.4  Public Announcements.  The Purchaser, Parent and the Company will
          --------------------
consult with each other before issuing any press release or otherwise making any public statements with respect to the Offer, the Merger or any transaction contemplated hereby and shall not issue any such press release or make any such public statement except as they may mutually agree unless required so to do by law or by obligations pursuant to any listing agreement with any national securities exchange or the National Association of Securities Dealers, Inc. The Company and Parent have agreed as to the form of joint press release announcing execution of this Agreement.

     6.5  Company Stock Option Plans.
          --------------------------

          (a) Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any committee administering the Stock Option Plans (as defined below)) shall adopt such resolutions or take such other actions as are required to provide that each outstanding Stock Option heretofore granted under any stock option, stock appreciation rights or stock purchase plan, program or arrangement of the company (collectively, the "Stock Option Plans")
                                                          ------------------
outstanding immediately prior to the consummation of the Offer, whether or not then exercisable, shall be, unless otherwise consented to by Parent in its sole discretion, exchanged, in whole and not in part, for a cash payment from the Company in an amount (subject to any applicable withholding tax) equal to the product of (i) the excess of the Merger Price over the per share exercise price of the Stock Option, multiplied by (ii) the number of Shares covered by the Stock Option immediately prior to the Effective Time (such payment to be net of applicable withholding taxes).

          (b) Except as provided in this Agreement or as otherwise agreed to by the parties and to the extent permitted by the Stock Option Plans, (i) the Stock Option Plans shall terminate as of the Effective Time and (ii) the Company shall use reasonable efforts to ensure that following the Effective Time no holder of options or any participant in the Stock Option Plans shall have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any Subsidiary thereof.

     6.6  Company Employee Stock Purchase Plan.  The Company shall take all
          ------------------------------------
actions necessary pursuant to the terms of Stock Purchase Plan to terminate the Stock Purchase Plan on June 30, 2000 (the final "Final Purchase Date"). On the
                                                 -------------------
Final Purchase Date, the Company shall first apply the funds credited as of such date under the Stock Purchase Plan within each participant's payroll withholdings account to the purchase of whole shares of Common Stock in accordance with the terms of the Stock Purchase Plan. The cost to each participant in the Stock Purchase Plan for shares of Common Stock shall be the lower of 85% of the closing sale price of Common Stock on the Nasdaq National Market on (i) the first day of the Current Offering Period and (ii) the last trading day on or prior to the Final Purchase Date.

     6.7  Notice of Certain Events.  The Company shall promptly notify Parent,
          ------------------------
and Parent shall promptly notify the Company, of:

          (a) receipt of any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

          (b) receipt of any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

          (c) receipt of notice that any actions, suits, claims, investigations or proceedings have been commenced or, to the knowledge of the Company, threatened against, or involving the Company or any of its Subsidiaries, or Parent, as applicable, which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.9 or which
                                                              ---
relate to the consummation of the transactions contemplated by this Agreement;

          (d) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence of which could be likely to cause any representation or warranty of it (and, in the case of Parent, of the Purchaser) contained in this Agreement to be untrue or inaccurate; and

          (e) any failure of the Company, Parent or the Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery
                                            --------  -------
of any notice pursuant to this Section 6.7 shall not limit or otherwise affect
                               -----------
the remedies available hereunder to the party receiving such notice.

     6.8  Obligations of Purchaser.  Parent will take all action necessary to
          ------------------------
cause the Purchaser to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

     6.9  Voting of Shares.  Parent agrees to cause Purchaser (i) to vote all
          ----------------
Shares beneficially owned by it in favor of adoption of this Agreement and the Merger at the Stockholders' Meeting, if any such meeting shall be required by the DGCL, and (ii) if no Stockholders' Meeting shall be required by the DGCL, file the certificate of ownership providing for the Merger of Purchaser with and into the Company as soon as permitted under applicable regulatory requirements and law.

     6.10 Tender of Shares and Delivery of Proxies by Certain Stockholders.
          ----------------------------------------------------------------
Parent has received, concurrent with the execution of this Agreement: (a) a tender agreement and an irrevocable proxy, each in form and substance satisfactory to Parent, of each director of the Company to accept the Offer and tender to Purchaser all Shares beneficially owned by such directors, in accordance with the terms and conditions of the Offer and to vote their Shares in favor of the Merger; and (b) a tender and option agreement and an irrevocable proxy, each in form and substance satisfactory to Parent, of each of the Chief Executive Officer, Chief Financial Officer and the Vice President of Operations of the Company to accept the Offer and tender to Purchaser all Shares beneficially owned by such officers, in accordance with the terms and conditions of the Offer and to vote their Shares in favor of the Merger and to grant Purchaser an option to purchase their Shares on the terms and conditions set forth in such tender and option agreement.

                                 SECTION SEVEN

7.   Conditions.

     7.1  Conditions of Each Party's Obligation to Effect the Merger.  The
          ----------------------------------------------------------
respective obligation of each party to effect the Merger is subject to the satisfaction prior to the Closing Date of the following conditions:

          (a)  Stockholder Approval. If required by the DGCL, this Agreement and
               --------------------
the Merger shall have been approved and adopted by the affirmative vote or consent of the stockholders of the Company to the extent required by the DGCL and the Certificate of Incorporation of the Company.

          (b)  No Injunctions or Restraints.  No temporary restraining order,
               ----------------------------
preliminary or permanent injunction or other order issued by any Governmental Entity of competent jurisdiction nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity, nor other legal restriction, restraint or prohibition, preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used
                    --------  -------
reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as practicable any injunction or other order that may be entered.

          (c)  The Offer. Shares shall have been purchased pursuant to the
               ---------
Offer.

     7.2  Conditions to the Obligations of the Company to Effect the Merger.
          -----------------------------------------------------------------
The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver at or prior to the Effective Time of the conditions that Parent and the Purchaser shall have performed in all material respects each of their obligations under this Agreement required to be performed by them pursuant to the terms hereof and the representations and warranties of Parent and the Purchaser contained herein shall be true and correct in all material respects.

                                 SECTION EIGHT

8.   Termination.

     8.1  Termination.  This Agreement may be terminated and the Merger may be
          -----------
abandoned at any time prior to the Effective Time, notwithstanding any requisite approval of this Agreement and the transactions contemplated hereby by the stockholders of the Company:

          (a) by mutual written consent duly authorized by the Boards of Directors of the Company, Parent and the Purchaser;

          (b) by either Parent or the Company if (i) the Cut-Off Date shall not have occurred on or before the date which is 120 days after the date hereof; provided, however, that the right to terminate this Agreement under this Section
--------  -------                                                        -------
8.1(b) shall not be available (A) to any
-----
party whose failure to fulfill any obligation under this Agreement has been the substantial cause of, or resulted in, the failure of the Cut-Off Date to occur on or before such date, or (B) to Parent if it shall fail to designate persons that will constitute a majority of the Board of Directors in accordance with
Section 1.3 by the date which is 120 days after the date hereof, or (ii) any
-----------
court of competent jurisdiction or other Governmental Entity shall have issued an order, decree, ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the acceptance for payment of, or payment for, Shares pursuant to the Offer or the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

          (c) by either Parent or the Company if (i) as a result of an occurrence or circumstance that could result in the failure of any of the conditions set forth in Exhibit A hereto the Offer shall have terminated or
                        ---------
expired in accordance with its terms without the Purchaser having accepted for payment any Shares pursuant to the Offer; or (ii) the Purchaser shall not have accepted for payment any Shares pursuant to the Offer within 125 days following the commencement of the Offer; provided, however, that the right to terminate
                               --------  -------
this Agreement pursuant to this Section 8.1(c) shall not be available to any
                                -------------
party the failure of which (or the failure of the affiliates of which) to perform in any material respect any of its obligations under this Agreement results in the failure of any such condition or if the failure of such condition results from facts or circumstances that constitute a material breach of a representation or warranty under this Agreement by such party;

          (d) by Parent if prior to the purchase of Shares pursuant to the Offer, (i) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to the Purchaser or Parent its approval or recommendation of the Offer, this Agreement, the Merger or any other transaction contemplated by this Agreement; or (ii) the Board of Directors of the Company or any committee thereof shall have recommended to the stockholders of the Company acceptance of a Competing Transaction; or (iii) the Company shall have entered into any definitive agreement with respect to a Competing Transaction; or (iv) the Board of Directors of the Company or any committee thereof shall have resolved to do any of the foregoing; or (v) Purchaser shall have terminated the Offer without purchasing any Shares pursuant thereto, provided such termination of the Offer is not in violation of the terms of the
--------
Offer; or (vi) a tender offer or exchange offer for 15% or more of the Shares is commenced, and the Board of Directors of the Company, within 10 business days after such tender offer or exchange offer is commenced, either fails to recommend against acceptance of such tender offer or exchange offer by its stockholders or takes no position with respect to the acceptance of such tender offer or exchange offer by its stockholders.

          (e) by the Company if (i) there shall have been a breach of any representation or warranty on the part of Parent or Purchaser set forth in this Agreement or if any representation or warranty of Parent or Purchaser shall have become untrue, and such breach shall not have been cured or such representation or warranty shall not have been made true within twenty (20) business days after notice by the Company thereof, provided that the Company has not breached any of
                               --------
its obligations hereunder; or (ii) there shall have been a breach by Parent or Purchaser of any of their respective covenants or agreements hereunder having a Material Adverse Effect on Parent or materially adversely affecting (or materially delaying) the consummation of the

Merger, and Parent or Purchaser, as the case may be, has not cured such breach within twenty (20) business days after notice by the Company thereof, provided
                                                                      --------
that the Company has not breached any of its obligations hereunder; or (iii) Purchaser has not timely commenced the Offer pursuant to Section 1.1; or (iv)
                                                         -----------
the Board has received a Superior Proposal, has complied with the provisions of
Section 5.3, and concurrently complies with the provisions of Section 8.3.
-----------                                                   -----------

     8.2  Effect of Termination.  If this Agreement is terminated pursuant to
          ---------------------
Section 8.1, this Agreement shall become void and of no effect with no liability
-----------
on the part of any party hereto, except for fraud and for willful breach of a material obligation contained herein and except that the agreements contained in

Sections 6.3, 8.3 and this Section 8.2 shall survive the termination hereof.
------------ ----          -----------

     8.3  Certain Payments to Purchaser.  In the event that:
          -----------------------------

          (a) any person, other than Parent or any affiliate of Parent, shall have become the beneficial owner of a majority of the then outstanding Shares and this Agreement shall have been terminated pursuant to Section 8.1;
                                                          -----------

          (b) any person shall have commenced, publicly proposed or communicated to the Company a Competing Transaction and (A) the Offer shall have remained open for at least 20 business days, (B) the Minimum Share Condition shall not have been satisfied, (C) this Agreement shall have been terminated pursuant to Section 8.1 and (D) the Company shall have consummated a Competing
            -----------
Transaction with any person other than Parent or any of its affiliates before or within 12 months after the date of such termination; or

          (c)  this Agreement is terminated (A) pursuant to Section 8.1(d) or
                                                            -------------
Section 8.1(e)(iv); or (B) pursuant to Section 8.1(c) to the extent that the
-----------------                      -------------
termination or the failure to accept any Shares for payment, as set forth in
Section 8.1(c), shall relate to the intentional failure of the Company to
-------------
perform in any material respect any material covenant or agreement of it contained in this Agreement or the intentional material breach by the Company of any material representation or warranty of it contained in this Agreement;

then, in any such event, the Company shall pay Parent promptly (but in no event later than one business day after the first of such events shall have occurred) a fee of $8,000,000 (and shall also reimburse Parent for its out-of-pocket expenses, including attorneys' fees) which amount shall be payable in immediately available funds.

     8.4  Certain Payments to the Company.  In the event that this Agreement is
          -------------------------------
terminated pursuant to Section 8.1(c) to the extent that such termination or the
                       -------------
failure to accept any Shares for payments as set forth in Section 8.1(c) shall
                                                          -------------
arise from the intentional failure of Parent to perform in any material respect any material covenant or agreement of it contained in this Agreement or the intentional material breach by Parent of any material representation or warranty contained in this Agreement; then, in any such event, Parent shall pay the Company (but in no event later than one business day after the first of such events shall have occurred) a fee of $5,000,000 which amount shall be payable in immediately available funds.

                                 SECTION NINE

9.   General Provisions.

     9.1  Nonsurvival of Representations, Warranties and Agreements.  All
          ---------------------------------------------------------
representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger or termination of this Agreement, as the case may be, except for the agreements contained in Sections 6.4 and 6.8, of this Agreement, each of which shall
             ------------     ---
survive the Merger, and the agreements contained in Sections 6.3, 8.2 and 8.3,
                                                    ------------  ---     ---
and this Section 9.1, each of which shall survive termination of this Agreement.
         -----------

     9.2  Amendments and Waivers.  Any term of this Agreement may be amended or
          ----------------------
waived with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section
                                                                       -------
9.2 shall be binding upon the parties and their respective successors and
---
assigns.

     9.3  Successors and Assigns. This Agreement shall not be assigned by
          ----------------------
operation of law or otherwise, except that the Purchaser may assign this Agreement; provided that such an assignment will not serve to release any
           --------
obligations of the Purchaser hereunder. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in Section 1.1(a).
   --------------

     9.4  Governing Law.  This Agreement and all acts and transactions pursuant
          -------------
hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

     9.5  Counterparts.  This Agreement may be executed (including by facsimile
          ------------
transmission) in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     9.6  Titles and Subtitles.  The titles and subtitles used in this Agreement
          --------------------
are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     9.7  Notices.  Any notice required or permitted by this Agreement shall be
          -------
in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice, and (a) if to Parent or Purchaser: Kaplan, Inc., 888 Seventh Avenue, New York, New York, Telecopier: (212) 489-2301, Attention: President and Chief Executive Officer, with a copy to Orrick, Herrington & Sutcliffe LLP, 400 Sansome Street, San Francisco, California 94111, Telecopier: (415) 773-

5759, Attention: John F. Seegal, Esq. or (b) if to the Company: Quest Education Corporation, 1400 Hembree Road, Suite 100, Roswell, Georgia 30076 Telecopier:
(770) 510-2005, Attention: President and Chief Executive Officer, with a copy to Greenberg Traurig, P.A., 777 South Flagler Drive, #300-East, West Palm Beach, FL 33401, Telecopier: (561) 838-8828, Attention: Morris C. Brown, Esq., Esq.

     9.8  Severability.  If one or more provisions of this Agreement are held to
          ------------
be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

     9.9  Entire Agreement.  This Agreement (including the Disclosure Schedules
          ----------------
and Exhibits), together with the Confidentiality Agreement and the documents referred to herein are the product of all of the parties hereto, and constitutes the entire agreement between such parties pertaining to the subject matter hereof and thereof, and merges all prior negotiations and drafts of the parties with regard to the transactions contemplated herein and therein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.

     9.10 Advice of Legal Counsel.  Each party acknowledges and represents that,
          -----------------------
in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation thereof.

                           - Signature Page Follows-

     The parties have caused this Agreement as of the date first written above.

                         KAPLAN, INC.

                         By: /s/ Jonathan N. Grayer
                             ----------------------

                         Name: Jonathan N. Grayer
                               ------------------
                                        (print)

                         Title: President and Chief Executive Officer
                                -------------------------------------


                         ODYSSEY ACQUISITION CORP.

                         By: /s/ Jonathan N. Grayer
                             ----------------------

                         Name: Jonathan N. Grayer
                               ------------------
                                     (print)

                         Title: President and Chief Executive Officer
                                -------------------------------------


                         QUEST EDUCATION CORPORATION

                         By: /s/ Gary D. Kerber
                             ------------------

                         Name: Gary D. Kerber
                               --------------
                                    (print)

                         Title: President and Chief Executive Officer
                                -------------------------------------

                                   EXHIBIT A

                            CONDITIONS OF THE OFFER

     Defined Terms. Capitalized terms used in this Exhibit A and not otherwise defined shall have the meanings attributed thereto in the Agreement and Plan of Merger, dated as of June 26, 2000, the "Merger Agreement"), by and among Parent,
                                        ----------------
Purchaser and Company, of which this Exhibit A is a part.

     Conditions of the Offer. Notwithstanding any other term of the Offer, the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) promulgated under the Exchange Act (relating to the obligation of Purchaser to pay for or return tendered shares of Company Common Stock promptly after termination or withdrawal of the Offer), pay for (subject to any such rules or regulations) any Shares tendered pursuant to the Offer, and may terminate or amend the Offer and may postpone the acceptance for payment of and payment for Shares tendered, if
(i) the Minimum Share Condition shall not have been satisfied, or (ii) any applicable waiting period under the HSR Act shall not have expired or been terminated prior to the expiration of the Offer, or (iii) at any time on or after the date of the Merger Agreement and before the acceptance of tendered Shares for payment or the payment therefor, any of the following conditions exists:

     (a) a preliminary or permanent injunction or other order by any federal, state or foreign court which prevents the acceptance for payment of, or payment for, some of or all the Shares shall have been issued and shall remain in effect; or

     (b) there shall have been instituted or be pending any action or proceeding by any Governmental Entity (i) challenging the acquisition by the Purchaser of Shares or otherwise seeking to restrain, materially delay or prohibit the consummation of the Offer or the Merger or seeking damages that could make the Offer, the Merger or any other transaction contemplated hereby materially more costly to Parent or the Purchaser, (ii) seeking to prohibit or limit materially the ownership or operation by the Purchaser or Parent of all or a material portion of the business or assets of the Company and its Subsidiaries, or to compel the Purchaser or Parent to dispose of or hold separate all or a material portion of the business or assets of the Company and its Subsidiaries or the Purchaser or Parent, as a result of the Offer or the Merger, (iii) seeking to impose or confirm limitations on the ability of Parent or the Purchaser effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders, including, without limitation, the approval and adoption of the Merger Agreement and the transactions contemplated hereby, or (iv) seeking to require divestiture by Parent, the Purchaser or any other affiliate of Parent of any Shares; or

     (c) there shall have been any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Offer, the Merger or any other transaction contemplated hereby, Parent, the Company or any affiliate of Parent or the Company by any Governmental Entity, except for the waiting period provisions of the HSR Act, which is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (iv) of paragraph (b) above; or

          (d) any change or effect that, individually or in the aggregate, is or is reasonably likely to constitute a Material Adverse Effect shall have occurred following the date of the Merger Agreement; or

          (e) the Company shall have breached or failed to perform in any material respect any of its obligations, covenants or agreements under the Merger Agreement; or

          (f) to the extent that a material adverse effect with respect to the Company or any Subsidiary or School would result, any representation or warranty of the Company in the Merger Agreement that is qualified as to materiality shall not be true and correct or any such representation or warranty that is not so qualified shall not be true and correct in any material respect, in each case when made and immediately prior to the Change of Ownership Date as if made at and as of such time; or

          (g) this Agreement shall have been terminated by the Company or Parent in accordance with its terms; or

          (h) Parent and the Company shall have agreed in writing that Purchaser shall amend the Offer to terminate the Offer or postpone the payment for shares of Company Common Stock pursuant thereto; or

          (i) the Board shall have modified or amended its recommendation of the Offer in any manner adverse to Parent or shall have withdrawn its recommendation of the Offer, or shall have recommended acceptance of any Acquisition Proposal or shall have resolved to do any of the foregoing; which in the reasonable judgment of Parent or the Purchaser, in any such case, and regardless of the circumstances giving rise to such condition, makes it inadvisable to proceed with the Offer and/or with such acceptance for payment or payments; or

          (j) Purchaser shall have received oral or written advice (a "Materially Adverse Notice") from any Educational Agency (which Materially Adverse Notice has not been withdrawn), from which advice it can reasonably be concluded that it is unlikely that such Educational Agency will issue a relevant Consent or Educational Approval to each of the Schools to continue its operations following the Change of Ownership Date without conditions, restrictions or limits which would individually or in the aggregate materially reduce the economic benefit to Purchaser of the transactions contemplated by this Agreement (assuming the completion of such transactions), unless such Materially Adverse Notice is solely the result of an action, an omission, or the condition, financial or otherwise, of Purchaser or its direct or indirect stockholders; or

          (k) Except for the matters listed on Schedules (k)(i) and (k)(ii), the Company shall not have received oral or written advice from the applicable Educational Agency (which advice has not been withdrawn) indicating the matters set forth in Section 4.20(a) of the Company Disclosure Schedule are reasonably
             --------------
likely to be determined in a way which would not have a material adverse effect on the relevant School, or Purchaser has been unable to confirm such advice; or

          (l) Any Warrants shall be outstanding, or the Company shall be under an obligation to issue any warrants for Company Common Stock.

     The foregoing conditions are for the sole benefit of Parent and Purchaser and may be asserted by Parent and Purchaser regardless of the circumstances giving rise to any such condition, and, except for the Minimum Share Condition and otherwise subject to the terms of this Agreement, may be waived by Parent and Purchaser, in whole or in part, at any time and from time to time, in the sole discretion of Parent and Purchaser.

     The determination as to whether any condition has been satisfied shall be deemed a continuing right which may be asserted at any time and from time to time. Notwithstanding the fact that the Parent and Purchaser reserve the right to assert the failure of a condition following acceptance for payment but prior to payment in order to delay payment or cancel their obligation to pay for properly tendered Shares, the Parent and Purchaser will either promptly pay for such Shares or promptly return such Shares.

     Should the Offer be terminated pursuant to the foregoing provisions, all tendered Shares not theretofore accepted for payment pursuant thereto shall forthwith be returned to the tendering stockholders.

                         SCHEDULE (k)(i) to EXHIBIT A
                         ----------------------------

         Summary of El Paso Surgical Technology Program Review Issues

          The actual or potential failure of the El Paso Surgical Technology Program to receive accreditation in and by itself (or in conjunction with the actual or potential termination of the Maric Associate of Science in Nursing program as described in Schedule (k)(ii) to Exhibit A) will not constitute the failure of a condition of the Offer pursuant to Exhibit A to the Agreement, nor shall the affirmative comfort provided for in Section (k) of Exhibit A apply to the Accreditation Review Committee on Education in Surgical Technology with respect to the El Paso Surgical Technology Program.

                         SCHEDULE (k)(ii) to EXHIBIT A
                         -----------------------------

    Summary of Conversations regarding San Diego Educational Agency Issues

          The termination of the Maric College-San Diego Associate of Science in Nursing program by the Bureau for Private Postsecondary and Vocational Education in and by itself (or in conjunction with the actual or potential failure of the El Paso Surgical Technology Program to receive accreditation as described in Schedule (k)(i) of Exhibit A) will not constitute the failure of a condition of the Offer pursuant to Exhibit A of the Agreement, nor shall the affirmative comfort provided for in Section (k) apply to the California State Board of Registered Nursing with respect to the Maric Associate of Science in Nursing program.